UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement
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☐	Soliciting Material under Sec.240.14a-12

CAI INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO THE PROXY STATEMENT FOR
THE SPECIAL MEETING OF COMMON STOCKHOLDERS OF CAI INTERNATIONAL, INC.
TO BE HELD ON SEPTEMBER 2, 2021

As previously disclosed, on June 17, 2021, CAI International, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Mitsubishi HC Capital Inc., a Japanese corporation (“Parent”), and Cattleya Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), relating to the proposed acquisition of the Company by Parent. Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger as a wholly-owned subsidiary of Parent.

In connection with the Merger, the Company filed a definitive proxy statement on Schedule 14A, dated August 4, 2021 (the “Definitive Proxy Statement”), with the U.S. Securities and Exchange Commission (the “SEC”) with respect to the special meeting of the common stockholders (the “Special Meeting”) of the Company to be held on September 2, 2021, at 10:00 a.m., Pacific Time, entirely online live via audio webcast at www.virtualshareholdermeeting.com/CAI2021SM. At the Special Meeting, the common stockholders of the Company will be asked to, among other things, consider and vote on the Merger Agreement.

Since the announcement of the Merger, eight lawsuits have been filed by alleged Company stockholders.  The first lawsuit was filed on July 14, 2021 in the United States District Court for the Southern District of New York and is captioned Stein v. CAI International, Inc., et al., No. 1:21-cv-06034.  The second lawsuit was filed on July 16, 2021 in the United States District Court for the District of New Jersey and is captioned Whitfield v. CAI International, Inc., et al., No. 2:21-cv-13753-BRM-MAH.  The third lawsuit was filed on August 18, 2021 in the United States District Court for the Northern District of California and is captioned Coffman v. CAI International, Inc., et al., No. 3:21-cv-06376. The fourth lawsuit was filed on August 19, 2021 in the United States District Court for the Southern District of New York and is captioned Hoag v. CAI International, Inc., et al., No. 1:21-cv-06977. The fifth lawsuit was filed on August 19, 2021 in the United States District Court for the Eastern District of Pennsylvania and is captioned Ciccotelli v. CAI International, Inc., et al., No. 2:21-cv-03708. The sixth lawsuit was filed on August 22, 2021 in the United States District Court for the District of Delaware and is captioned Kent v. CAI International, Inc., et al., No. 1:21-cv-01199. The seventh lawsuit was filed on August 22, 2021 in the United States District Court for the District of Delaware and is captioned Jones v. CAI International, Inc., et al., No. 1:21-cv-01200. The eighth lawsuit was filed on August 23, 2021 in the United States District Court for the Eastern District of Pennsylvania and is captioned Davydov v. CAI International, Inc., et al., No. 2:21-cv-03755. Each lawsuit names the Company and the Company’s board of directors as defendants. Each lawsuit alleges, among other things, that the defendants violated provisions of the Securities Exchange Act of 1934, as amended, because the Company’s preliminary proxy statement on Schedule 14A, dated July 12, 2021 (the “Preliminary Proxy Statement”), or Definitive Proxy Statement, as applicable, allegedly omits material information with respect to the Merger and is therefore false and misleading.  The lawsuits seek, among other things, injunctive relief, rescissory damages, and awards of plaintiffs’ fees and expenses.

The Company and the other defendants vigorously deny that they have committed any violation of law or engaged in any of the wrongful acts that are or could have been alleged in the lawsuits and expressly maintain that they diligently and scrupulously complied with their fiduciary and other legal duties.  The Company and the other defendants in these lawsuits deny that any further disclosure is required to supplement the Preliminary Proxy Statement or the Definitive Proxy Statement under any applicable rule, statute, regulation or law.  However, solely to avoid the expense and distraction associated with these meritless lawsuits and to correct a scrivener’s error, the Company is providing herein certain additional disclosures that are supplemental to those contained in the Preliminary Proxy Statement or the Definitive Proxy Statement.  None of the defendants has admitted wrongdoing of any kind, including, but not limited to, inadequacies in any disclosure, the materiality of any disclosure that the plaintiffs in the lawsuits contend should have been made, or any violation of any federal or state law.  Nothing in these supplemental disclosures shall be deemed an admission of the legal necessity for, or materiality under any applicable laws of, any of the additional disclosures set forth herein, in the Preliminary Proxy Statement or in the Definitive Proxy Statement.

SUPPLEMENTAL DISCLOSURES

The following information supplements the Definitive Proxy Statement and should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. All page references are to pages in the Definitive Proxy Statement, and terms used below have the meanings set forth in the Definitive Proxy Statement. New text within restated language from the Definitive Proxy Statement is highlighted with bold, underlined text and removed language within restated language from the Definitive Proxy Statement is indicated by ~~strikethrough text~~.

The section of the Definitive Proxy Statement entitled “Summary Term Sheet—Litigation Relating to the Merger” is amended and supplemented as follows:

The paragraph under the section entitled “Summary Term Sheet—Litigation Relating to the Merger” on page 16 of the Definitive Proxy Statement is hereby amended and supplemented by deleting the strikethrough text and adding the following bolded and underlined text:

Since the announcement of the Merger, ~~two~~ eight lawsuits have been filed by alleged Company stockholders. The first lawsuit was filed on July 14, 2021 in the United States District Court for the Southern District of New York and is captioned Stein v. CAI International, Inc., et al., No. 1:21-cv-06034. The second lawsuit was filed on July 16, 2021 in the United States District Court for the District of New Jersey and is captioned Whitfield v. CAI International, Inc., et al., No. 2:21-cv-13753-BRM-MAH. The third lawsuit was filed on August 18, 2021 in the United States District Court for the Northern District of California and is captioned Coffman v. CAI International, Inc., et al., No. 3:21-cv-06376. The fourth lawsuit was filed on August 19, 2021 in the United States District Court for the Southern District of New York and is captioned Hoag v. CAI International, Inc., et al., No. 1:21-cv-06977. The fifth lawsuit was filed on August 19, 2021 in the United States District Court for the Eastern District of Pennsylvania and is captioned Ciccotelli v. CAI International, Inc., et al., No. 2:21-cv-03708. The sixth lawsuit was filed on August 22, 2021 in the United States District Court for the District of Delaware and is captioned Kent v. CAI International, Inc., et al., No. 1:21-cv-01199. The seventh lawsuit was filed on August 22, 2021 in the United States District Court for the District of Delaware and is captioned Jones v. CAI International, Inc., et al., No. 1:21-cv-01200. The eighth lawsuit was filed on August 23, 2021 in the United States District Court for the Eastern District of Pennsylvania and is captioned Davydov v. CAI International, Inc., et al., No. 2:21-cv-03755. ~~Both~~ Each lawsuit~~s~~ names the Company and the Board as defendants. ~~Both~~ Each lawsuit~~s~~ alleges, among other things, that the defendants violated provisions of the Exchange Act because the Company’s preliminary proxy statement on Schedule 14A, dated July 12, 2021, or definitive proxy statement on Schedule 14A, dated August 4, 2021, as applicable, allegedly omits material information with respect to the transactions contemplated therein and is therefore false and misleading. The lawsuits seek, among other things, injunctive relief, rescissory damages, and awards of plaintiffs’ fees and expenses.

The section of the Definitive Proxy Statement entitled “The Merger—Background of the Merger” is amended and supplemented as follows:

The third paragraph under the section entitled “The Merger—Background of the Merger” on page 42 of the Definitive Proxy Statement is hereby amended and supplemented by adding the following bolded and underlined text:

Between November 5, 2019 and February 26, 2020, the Company negotiated and entered into non-disclosure agreements with potential bidders, including Party A, Party B, Party C (as defined below), Party D (as defined below) and Parent. None of the non-disclosure agreements contained a “don’t ask, don’t waive” provision.

The tenth paragraph under the section entitled “The Merger—Background of the Merger” on page 43 of the Definitive Proxy Statement is hereby amended and supplemented by adding the following bolded and underlined text:

On December 28, 2019, Mr. Remington sent an update regarding the strategic alternatives process to the Special Committee in which he noted that as of such date the Company had 11 active inbound parties, including Party A, Party B, Party C and Parent, and that the Company was in the process of negotiating non-disclosure agreements with eight of those 11 parties. None of the non-disclosure agreements contained a “don’t ask, don’t waive” provision. Mr. Remington noted that two investment banks were also inbound parties acting as financial intermediaries, with undisclosed clients. Mr. Remington also noted for the Special Committee that there were 21 additional potential parties to be contacted by Centerview.

The third paragraph under the section entitled “The Merger—Background of the Merger” on page 44 of the Definitive Proxy Statement is hereby amended and supplemented by adding the following bolded and underlined text:

From January 14, 2020 through March 10, 2020, Centerview held discussions with 39 Special Committee-approved parties about their respective interest in pursuing a potential transaction with the Company. Most of these parties communicated a lack of interest or ability to participate in a potential transaction for reasons such as the pandemic-depressed market. Of the parties contacted, 19 indicated an interest in receiving additional information on the Company’s operations as a basis for evaluation and subject to executing confidentiality agreements, were provided such information related to the Company through meetings with representatives of Company or the Company’s virtual data room, as well as draft merger agreements. Thereafter, following the negotiation and execution of non-disclosure agreements with 20 parties, 17 parties participated in discussions with the Company’s management as well as certain members of the Special Committee to further evaluate a potential transaction and 4 parties submitted preliminary indications of interest. None of the non-disclosure agreements contained a “don’t ask, don’t waive” provision.

The fourth paragraph under the section entitled “The Merger—Background of the Merger” on page 51 of the Definitive Proxy Statement is hereby amended and supplemented by deleting the strikethrough text and adding the following bolded and underlined text:

On March 14, 2021, Mr. Remington emailed Mr. Yasuno to inform him that the Board had decided to set April 30, 2021 as the bid date for Parent and other bidders to provide Parent with a draft of an amendment to the non-disclosure agreement that the parties had entered into on January 6, 2020, which included a standstill provision~~.~~ , but did not contain a “don’t ask, don’t waive” provision.

The eighth paragraph under the section entitled “The Merger—Background of the Merger” on page 52 of the Definitive Proxy Statement is hereby amended and supplemented by adding the following bolded and underlined text:

Also, on April 30, 2021, following entry into non-disclosure agreements or amended non-disclosure agreements with the parties, as applicable, the Board received three proposals: (i) a bid from Party A for a stock for stock merger at an exchange ratio of 0.85 per share of the Company’s common stock, which was equivalent to a price of $42.64 per share of the Company’s common stock; (ii) a bid from Party E to acquire the Company for $48.~~55~~00 per share, in cash; (iii) a bid from Parent to acquire the Company for $56.00 per share of common stock, in cash, as well as a mark-up of the draft Merger Agreement. Parent’s April 30, 2021 bid included the first statement of its intention to discuss retention agreements with Company management. None of the non-disclosure agreements or amended non-disclosure agreements contained a “don’t ask, don’t waive” provision. The Company’s common stock closed trading at $42.55 per share on the NYSE.

The fifth paragraph under the section entitled “The Merger—Background of the Merger” on page 53 of the Definitive Proxy Statement is hereby amended and supplemented by deleting the strikethrough text and adding the following bolded and underlined text:

On May 20, 2021, Mr. Page, Mr. Yasuno and Mr. Oka met via videoconference, during which the representatives of Parent explained it was very important to Parent to retain the Company’s management team post-Closing. As a result, the representatives of Parent indicated Parent was prepared to provide employment contracts and retention packages to the Company’s named executive officers, Mr. Page, Daniel J. Hallahan, the Company’s Senior Vice President, Global Marketing, Camille G. Cutino, the Company’s Senior Vice President, Operations and Human Resources, and certain ~~other individuals~~ non-executive officers of the Company, the key terms of which were to be summarized in what became the Term Sheets. For more information, please see “The Merger—Employment Arrangements with Parent.”

The sixth paragraph under the section entitled “The Merger—Background of the Merger” on page 53 of the Definitive Proxy Statement is hereby amended and supplemented by deleting the strikethrough text and adding the following bolded and underlined text:

Between May 20, 2021 and June 6, 2021, Mr. Page, Mr. Hallahan, Ms. Cutino and certain ~~other individuals~~ non-executive officers of the Company, Parent and Davis Polk negotiated the Term Sheets.

The section of the Definitive Proxy Statement entitled “The Merger—Opinion of Centerview Partners LLC” is amended and supplemented as follows:

The first paragraph under the section entitled “The Merger—Opinion of Centerview Partners LLC—Selected Public Company Analysis” on page 62 of the Definitive Proxy Statement is hereby amended and supplemented by adding the following bolded and underlined text:

Using publicly available information obtained from SEC filings and other data sources and closing stock prices as of June 15, 2021, Centerview calculated for each company, the ratio of price of a share of such company’s common stock to the company’s book value per share (a ratio referred to as ‘‘P/BV’’). To arrive at each company’s book value per share, Centerview divided the company’s total stockholders’ equity minus preferred equity, plus net deferred tax liabilities by its fully diluted common shares outstanding. Based on the foregoing, Centerview determined that the P/BV multiple for Textainer Group Holdings Limited was 1.23x and the P/BV multiple for Triton International Limited was 1.44x. This analysis resulted in a median P/BV multiple, including deferred tax liabilities, of 1.34x.

The second paragraph under the section entitled “The Merger—Opinion of Centerview Partners LLC—Discounted Cash Flow Analysis” on page 62 of the Definitive Proxy Statement is hereby amended and supplemented by deleting the strikethrough text and adding the following bolded and underlined text:

In performing this analysis, Centerview calculated a range of illustrative equity values for the Company by applying a discount rate range of 10.0% to 12.5% (reflecting Centerview’s analysis of the Company’s cost of equity) ~~and~~. The cost of equity was calculated as 11.2% using the capital asset pricing model and based on considerations that Centerview deemed relevant in its professional judgment and experience, taking into account certain metrics, including levered betas derived from the selected companies. The range of discount rates was applied, using the mid-year convention to (a) the forecasted after-tax levered free cash flows of the Company for the last three fiscal quarters of 2021 and for fiscal years 2022 through 2025 set forth in Company management’s base case and upside case forecasts at the direction of the Company and assumptions discussed with the Company management and(b) a range of illustrative terminal values for the Company, calculated by Centerview applying terminal price to next twelve-month earnings multiples ranging from 6.0x to 8.0x terminal year net income. The range from 6.0x to 8.0x was selected by Centerview for use in calculating terminal values based on its professional judgment. Centerview then divided these implied equity values by the number of fully-diluted outstanding shares of common stock as of March 31, 2021, as set forth in the Company Internal Data to derive a range of implied per share equity value for each share of common stock as of March 31, 2021, of $37.55 to $50.15, based on the base case Company Forecasts, and $40.44 to $54.21, based on the upside case Company Forecasts. Centerview then compared these ranges to the implied value of the Common Merger Consideration of $56.00 per share of common stock.

The section of the Definitive Proxy Statement entitled “The Merger—Management Projections” is amended and supplemented as follows:

The fifth paragraph under the section entitled “The Merger—Management Projections” on page 64 of the Definitive Proxy Statement is hereby amended and supplemented by deleting the strikethrough text and adding the following bolded and underlined text:

Financial measures used by a financial advisor are excluded from the definition of non-GAAP financial measures under SEC rules and, therefore, are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. A reconciliation of the non-GAAP financial measure was not relied upon by Centerview for purposes of its financial analysis as described above in ‘‘—Opinion of Centerview Partners LLC’’ or the Board in connection with its consideration of the Merger. ~~Accordingly~~ Notwithstanding the foregoing, solely to avoid the expense and distraction associated with the meritless lawsuits described in “Summary Term Sheet—Litigation Relating to the Merger,” we have ~~not~~ provided a reconciliation of the non-GAAP financial measure included in the management projections to the most directly comparable GAAP financial measure.

Footnote (1) under the section entitled “The Merger—Management Projections—Summary of Projections” on page 66 of the Definitive Proxy Statement is hereby deleted in its entirety and replaced with the following:

(1)
After-Tax Levered Free Cash Flow is a non-GAAP financial measure and was calculated by Centerview as net income to common stockholders, plus depreciation and amortization, capital expenditures, container sales proceeds, net, principal payments, change in debt, deferred taxes, bad debt expense, amortization of debt issuance costs and change in net working capital. The following is a reconciliation of After-Tax Levered Free Cash Flow to net income to common stockholders, the most closely comparable GAAP financial measure, as calculated for each of the base case and the upside case:

Base Case

($ in millions)	Fiscal Year Ending December 31,
	2021E(a)	2022E	2023E	2024E	2025E
Net Income to Common Stockholders	$97	$124	$128	$144	$155
Depreciation and Amortization	$103	$162	$178	$187	$198
Capital Expenditures	$(947)	$(645)	$(599)	$(600)	$(600)
Container Sales Proceeds, Net	$55	$84	$92	$95	$98
Principal Payments	$81	$116	$118	$110	$111
Change in Debt	$620	$199	$141	$139	$129
Deferred Taxes	$9	$12	$11	$12	$13
Change in Net Working Capital	$(18)	$(4)	$(4)	$(5)	$(5)
Other(b)	$3	$4	$4	$4	$4
After-Tax Levered Free Cash Flow	$3	$53	$71	$87	$105

Upside Case

($ in millions)	Fiscal Year Ending December 31,
	2021E(a)	2022E	2023E	2024E	2025E
Net Income to Common Stockholders	$99	$132	$138	$156	$169
Depreciation and Amortization	$107	$174	$194	$206	$221
Capital Expenditures	$(1,147)	$(741)	$(699)	$(700)	$(700)
Container Sales Proceeds, Net	$55	$84	$92	$95	$98
Principal Payments	$82	$120	$124	$119	$123
Change in Debt	$816	$274	$213	$203	$186
Deferred Taxes	$10	$12	$12	$13	$14
Change in Net Working Capital	$(21)	$(5)	$(5)	$(6)	$(6)
Other(b)	$3	$4	$4	$4	$4
After-Tax Levered Free Cash Flow	$3	$54	$73	$91	$109

(a)	Reflects the second quarter of 2021E through the fourth quarter of 2021E.

(b)	Represents amortization of debt issuance costs and bad debt expense.

Additional Information and Where to Find It:

This communication relates to the proposed Merger involving the Company. In connection with the proposed Merger, the Company filed the Definitive Proxy Statement and other documents related to the proposed Merger, including a form of proxy, with the SEC on August 4, 2021 and will file or furnish other relevant materials with the SEC. The definitive proxy statement and a form of proxy were first mailed or otherwise furnished to the stockholders of the Company on August 4, 2021. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT IN ITS ENTIRETY AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE DEFINITIVE PROXY STATEMENT, IF ANY, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE PROPOSED MERGER. This communication is not a substitute for the Definitive Proxy Statement or any other document that may be filed by the Company with the SEC. Investors and stockholders are able to obtain the documents free of charge at the SEC’s website, http://www.sec.gov, and the Company’s website, www.capps.com. In addition, the documents may be obtained free of charge by directing a request by mail or telephone to: CAI International, Inc., Steuart Tower, 1 Market Plaza, Suite 2400, San Francisco, California 94105, Attention: Secretary, (415) 788-01.

Participants in the Solicitation

The Company, Parent and certain of their respective directors, executive officers, certain other members of management and employees of the Company and Parent and agents retained by the Company may be deemed to be participants in the solicitation of proxies from stockholders of the Company in favor of the proposed Merger. Information about directors and executive officers of the Company and their beneficial ownership of the Company’s common stock is set forth in the Definitive Proxy Statement, as filed with the SEC on August 4, 2021. Certain directors, executive officers, other members of management and employees of the Company may have direct or indirect interests in the proposed Merger due to securities holdings, vesting of equity awards and rights to other payments. Additional information regarding the direct and indirect interests of these individuals and other persons who may be deemed to be participants in the solicitation was included in the Definitive Proxy Statement with respect to the proposed Merger the Company filed with the SEC and furnished to the Company’s stockholders.

Forward-Looking Statements

This communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. All statements included in this communication, other than statements of historical fact, are forward-looking statements. Statements about the expected timing, completion and effects of the proposed Merger and related transactions and all other statements in this communication, other than historical facts, constitute forward-looking statements. When used in this communication, the words “expect,” “believe,” “anticipate,” “goal,” “plan,” “intend,” “estimate,” “may,” “will” or similar words are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The Company may not be able to complete the proposed Merger on the terms described herein or other acceptable terms or at all because of a number of factors, including, but not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (2) the failure to obtain stockholder approval or the failure to satisfy the closing conditions in the Merger Agreement (including the Migration (as defined in the Definitive Proxy Statement), (3) the potential for regulatory authorities to require divestitures, behavioral remedies or other concessions in order to obtain their approval of the proposed Merger, (4) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the proposed Merger, (5) the effect of the announcement of the proposed Merger on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers, operating results and business generally, (6) the proposed Merger may involve unexpected costs, liabilities or delays, (7) the Company’s business may suffer as a result of the uncertainty surrounding the proposed Merger, including the timing of the consummation of the proposed Merger, (8) the outcome of any legal proceeding relating to the proposed Merger, (9) the Company may be adversely affected by other economic, business and/or competitive factors, including, but not limited to, those related to COVID-19, and (10) other risks to consummation of the proposed Merger, including the risk that the proposed Merger will not be consummated within the expected time period or at all, which may adversely affect the Company’s business and the price of the common stock.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent the Company’s views as of the date on which such statements were made. The Company anticipates that subsequent events and developments may cause its views to change. However, although the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. Additional factors that may affect the business or financial results of the Company are described in the risk factors included in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 1, 2021, as updated by the Company’s subsequent filings with the SEC. The Company expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences, except as required by applicable law.